Exhibit 99.(a)(xi)

LEGG MASON INVESTORS TRUST, INC.

ARTICLES SUPPLEMENTARY

Legg Mason Investors Trust, Inc., a Maryland Corporation, having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                                                           Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth, Section 6.1 of the charter of the Corporation and § 2-105(c) of the Maryland General Corporation Law, the Board of Directors has taken the following actions, to be effective  February 1, 2009:

(a)                                            increased the aggregate number of shares of capital stock that the Corporation has authority to issue from one billion nine hundred million (1,900,000,000) shares to two billion (2,000,000,000) shares;

(b)                                           created and established a new share class of the Legg Mason American Leading Companies Trust series of the Corporation (“American Leading Companies”), to be known as “Legg Mason American Leading Companies Trust, Institutional Select Class”, and divided and classified one hundred million (100,000,000) authorized and unissued shares of capital stock of the Corporation as shares of Legg Mason American Leading Companies Trust, Institutional Select Class;

(c)                                            created and established a new share class of Legg Mason U.S. Small-Capitalization Value Trust series of the Corporation (“U.S. Small-Capitalization Value”), to be known as “Legg Mason U.S. Small-Capitalization Value Trust, Class A”, and divided and classified one hundred million (100,000,000) previously authorized but unclassified and unissued shares of capital stock of the Corporation as shares of Legg Mason U.S. Small-Capitalization Value Trust, Class A;

(d)                                           created and established a new share class of American Leading Companies, to be known as “Legg Mason American Leading Companies Trust, Class A”, and divided and classified one hundred million (100,000,000) previously authorized but unclassified and unissued shares of capital stock of the Corporation as shares of Legg Mason American Leading Companies Trust, Class A;

(e)                                            created and established a new share class of U.S. Small-Capitalization Value, to be known as “Legg Mason U.S. Small-Capitalization Value Trust, Class R”, and divided and classified one hundred million (100,000,000) previously authorized but unclassified and unissued shares of capital stock of the Corporation as shares of Legg Mason U.S. Small-Capitalization Value Trust, Class R Shares; and

(f)                                              created and established a new share class of American Leading Companies, to be known as “Legg Mason American Leading Companies Trust, Class R”, and divided and classified one hundred million (100,000,000) previously authorized but unclassified and unissued shares of capital stock of the Corporation as shares of “Legg Mason American Leading Companies Trust, Class R.

SECOND:                                            Each Class A, Class C, Institutional Class, Financial Intermediary Class, Class R and Institutional Select Class share of American Leading Companies shall represent investment in the same pool of assets as every other share of American Leading Companies and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of American Leading Companies, except as provided in the charter and as set forth below:

(1)                                  The net asset values of Class A, Class C, Institutional Class, Financial Intermediary Class, Class R and Institutional Select Class shares shall be calculated separately.  In calculating the net asset values,

(a)                                  Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)                                 Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission (“SEC”) rule or order and as the Board of Directors shall deem appropriate;

(c)                                  All other fees and expenses shall be charged to all classes of American Leading Companies, in the proportion that the net asset value of that class bears to the net asset value of American Leading Companies, except as the SEC may otherwise require;

(2)                                  Dividends and other distributions (if any) shall be paid on Class A, Class C, Institutional Class, Financial Intermediary Class, Class R and Institutional Select Class shares at the same time.  The amounts of all dividends and other distributions shall be calculated separately for Class A, Class C, Institutional Class, Financial Intermediary Class, Class R and Institutional Select Class shares.  In calculating the amount of any dividend or other distribution,

(a)                                  Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)                                 Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of  Directors shall deem appropriate;

(c)                                  All other fees and expenses shall be charged to each class of American Leading Companies, in the proportion that the net asset value of that class bears to the net asset value of American Leading Companies, except as the SEC may otherwise require;

(3)                                  Each class of American Leading Companies shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine.  On all other matters, all classes of American Leading Companies shall vote together, and every share of American Leading Companies, regardless of class, shall have an equal vote with every other share of American Leading Companies; and

(4)                                  The Corporation, by a general or specific resolution of the Board of Directors, may require the conversion of Class A shares, or their exchange, into shares of another class if the holder of said shares no longer meets the eligibility requirement for Class A shares, as determined by the Board of Directors from time to time.

THIRD:                                                       Each Class A, Class C, Institutional Class, Financial Intermediary Class, and Class R share of U.S. Small-Capitalization Value shall represent investment in the same pool of assets as every other share of U.S. Small-Capitalization Value and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of U.S. Small-Capitalization Value, except as provided in the charter and as set forth below:

(1)                                  The net asset values of Class A, Class C, Institutional Class, Financial Intermediary Class, and Class R shares shall be calculated separately.  In calculating the net asset values,

(a)                                  Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)                                 Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c)                                  All other fees and expenses shall be charged to all classes of U.S. Small-Capitalization Value, in the proportion that the net asset value of that class bears to the net asset value of U.S. Small-Capitalization Value, except as the SEC may otherwise require;

(2)                                  Dividends and other distributions (if any) shall be paid on Class A, Class C, Institutional Class, Financial Intermediary Class, and Class R shares at the same time.  The amounts of all dividends and other distributions shall be calculated separately for Class A, Class C, Institutional Class, Financial Intermediary Class, and Class R shares.  In calculating the amount of any dividend or other distribution,

(a)                                  Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)                                 Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c)                                  All other fees and expenses shall be charged to each class of U.S. Small-Capitalization Value, in the proportion that the net asset value of that class bears to the net asset value of U.S. Small-Capitalization Value, except as the SEC may otherwise require;

(3)                                  Each class of U.S. Small-Capitalization Value shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine.  On all other matters, all classes of U.S. Small-Capitalization Value shall vote together, and every share of U.S. Small-Capitalization Value, regardless of class, shall have an equal vote with every other share of U.S. Small-Capitalization Value; and

(4)                                  The Corporation, by a general or specific resolution of the Board of Directors, may require the conversion of Class A shares, or their exchange, into shares of another class if the holder of said shares no longer meets the eligibility requirement for Class A shares, as determined by the Board of Directors from time to time.

FOURTH:                                           (a) Immediately before the effectiveness of these Articles Supplementary, the Corporation had authority to issue one billion nine hundred million (1,900,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million nine hundred thousand (1,900,000) dollars, classified as follows:

Designation	Number of Shares	Par Value
Legg Mason American Leading Companies Trust	250,000,000 Class C Shares	$250,000
	250,000,000 Institutional Class Shares	$250,000
	100,000,000 Financial Intermediary Class Shares	$100,000
Legg Mason U.S. Small-Capitalization Value Trust	50,000,000 Class C Shares	$50,000
	50,000,000 Institutional Class Shares	$50,000
	100,000,000 Financial Intermediary Class Shares	$100,000
Unclassified	1,100,000,000 Shares	$1,100,000

(b)                                 Upon the effectiveness of  these Articles Supplementary, the Corporation shall have authority to issue two billion (2,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of two million (2,000,000) dollars, classified as follows:

Designation	Number of Shares	Par Value
Legg Mason American Leading Companies Trust	100,000,000 Class A Shares	$100,000
	250,000,000 Class C Shares	$250,000
	250,000,000 Institutional Class Shares	$250,000
	100,000,000 Financial Intermediary Class Shares	$100,000
	100,000,000 Class R Shares	$100,000
	100,000,000 Institutional Select Class Shares	$100,000
Legg Mason U.S. Small-Capitalization Value Trust	100,000,000 Class A Shares	$100,000
	50,000,000 Class C Shares	$50,000
	50,000,000 Institutional Class Shares	$50,000
	100,000,000 Financial Intermediary Class Shares	$100,000
	100,000,000 Class R Shares	$100,000
Unclassified	700,000,000 Shares	$600,000

FIFTH:                                                          The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SIXTH:                                                        The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with § 2-105(c) of the Maryland General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and Chief Legal Officer and attested to by its Assistant Secretary on January 28, 2009.

ATTEST:

LEGG MASON INVESTORS TRUST, INC.

By:	/s/ Peter J. Ciliberti	By:	/s/ Gregory Merz
	Peter J. Ciliberti		Gregory Merz
	Assistant Secretary		Vice President and Chief Legal Officer

The undersigned Vice President and Chief Legal Officer of the Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

/s/ Gregory Merz

Gregory Merz
Vice President and Chief Legal Officer